RESTATED CERTIFICATE OF INCORPORATION

                      NATIONAL PATENT DEVELOPMENT CORPORATION

                        Incorporated on March 11, 1995

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     This Restated Certificate of Incorporation of

National Patent Development Corporation (hereinafter the

"Corporation"), has been adopted by the stockholders and

directors of the Corporation pursuant to Section 245 of

the General Corporation Law of the State of Delaware.  It

restates, amends and integrates the provisions of the

Corporation's Restated Certificate of Incorporation filed

with the Secretary of State on June 24, 1982, as

heretofore and hereinafter amended or supplemented.

     FIRST:    The name of the Corporation (hereinafter
called the "Corporation"), is

          NATIONAL PATENT DEVELOPMENT CORPORATION

     SECOND:   The respective names of the County and of
the City within the County in which the principal office of the Corporation is to be located in the state of Delaware are the County of New Castle and the City of Wilmington.
The name of the resident agent of the Corporation is The
Corporation Trust Company. The street and number of said principal office and the address by street and number of said resident agent is 1209 Orange Street, Wilmington, Delaware.

     THIRD:    The nature of the business of the Corporation
and the objects or purposes to be transacted, promoted or carried on by it are as follows:

          As principal agent, or broker, and on
commission or otherwise, to buy, sell, exchange, lease, assign, license or take licenses in respect of domestic and foreign patents, patent rights, secret processes, formulae or procedures, copyrights, licenses to manufacture or sell, or both, patented or copyrighted things or articles, trademarks or trade names.

          To acquire, by purchase or otherwise, and to own, develop and perfect domestic and foreign patents, patent rights, copyrights, licenses to manufacture or sell, or both, patented or copyrighted things or articles, and to develop, perfect, improve or to manufacture or to sell, lease or license the use of the same or otherwise dispose of the same.

          To acquire, by purchase or otherwise, and to use, develop, finance, operate, sell, lease, license or sublicense or in any manner dispose of any and all inventions, improvements and processes and to carry on any business, manufacturing or otherwise, which may directly or indirectly effectuate these objects or any of them.

    To apply for, purchase, register, or in any manner to acquire, and to hold, own, use, operate and introduce, and to sell, lease assign, pledge, or in any manner dispose of, and in any manner deal with licenses, copyrights, trademarks and trade names, and to acquire, own use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, brands, or other rights, and to work, operate, or develop the same.

     To set up, equip, outfit, maintain and conduct a laboratory or laboratories for research in connection with the manufacture of any of the products of this Corporation, to make analyses and inspections, invent and perfect formulae, carry on investigations of all kinds, and to buy, sell and generally deal in such machinery, tools, appliances, devices, equipment and supplies, necessary for the manufacture and perfection of any of the products of this Corporation, and to do every other act or acts, thing or things, incidental or pertaining to or growing out of, or connected with, the preparation, manufacture, distribution, application and sale of the products of this Corporation.

     To manufacture, buy, sell and generally deal in any article, product, or commodity produced as the result of or through the use of any such inventions, devices, processes, discoveries, formulae, improvements, or modifications of any thereof, or any articles, products, commodities, supplies and materials used or suitable to be used in connection therewith, or in any manner applicable or incidental thereto; to grant licenses, sublicenses, rights, interest and/or privileges in respect of any the foregoing, and to supervise or otherwise exercise such control over its licensees or grantees, and the business conducted by them as may be agreed upon in its contracts or agreements with such licensees and grantees, for the protection of its rights and interests therein, and to secure to it the payment of agreed royalties or other considerations.

     To acquire, by purchase, lease, gift, device or otherwise, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide and otherwise handle, deal in and dispose of real estate, real property and any interest or right therein, whether as principal, agent, broker or otherwise.

     To manage, operate, service, equip, furnish, alter and keep in repair dwellings, apartment houses, hotels, office buildings and real and personal property of every kind, nature and description, whether as principal, agent, broker, or otherwise, and generally to do anything and everything necessary and proper and to the extent permitted by law in connection with the business of managing and operating real and personal property of any and all kinds.

    To lend money or make advances from time to time to such extent, to such borrowers, on such terms, and on such security, if any, as the Board of Directors of the Corporation may determine, but only to the extent permitted corporations organized under the General Corporation Law.

    To manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever.

     To purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporation, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

    To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof.

     To acquire, by purchase, exchange or
otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

      To endorse or guarantee the payment of
principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation my otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever.

    To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to the amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

     To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

     To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine;
provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital stock, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.

    To organize or cause to be organized under the laws of the state of Delaware, or any other state of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United
States of America, or of any foreign country, a corporation or corporations for the purposes of transacting, promoting or carrying on any or all of the objects purposes for which the Corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, would up, liquidated, merged or consolidated.

     To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United
States of America, and in foreign countries.

          To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the General
Corporation Law of Delaware or under any act amendatory thereof, supplemental thereto or substituted therefor.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided that nothing herein contained shall be construed as authorizing the Corporation to issue bills, notes or other evidences of debt for circulation as money, or to carry on the business of receiving deposits of money or the business of buying gold or silver bullion or foreign coins or as authorizing the Corporation to engage in the business of bank or insurance or to carry on the business of constructing, maintaining or operating public utilities in the State of Delaware; and provided, further, that the Corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

     FOURTH:   The total number of shares of all classes of
stock which the Corporation shall have authority to issue is fifty two million eight hundred thousand (52,800,000) shares of which forty million (40,000,000) are to be Common Stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock"); of which two million eight hundred thousand (2,800,000) shares are to be Class B Capital Stock with a par value of One Cent ($.01) per share (hereinafter called the "Class B Capital Stock"); and of which ten million (10,000,000) shares are to be Preferred Stock with a par value of One Cent ($.01 per share (hereinafter called the "Preferred Stock"), to be issued in such series and with such terms and conditions as the Board of Directors may determine. Each four (4) shares of authorized Common Stock issued and outstanding or standing in the name of the Corporation at the close of business on the date of filing and recording (the "Effective Date") of this Certificate of Amendment (the "Amendment") in the office of the Secretary of State of the State of Delaware, shall, upon the filing and recording of this Amendment in the Office of the Secretary of State of the State of Delaware, thereupon automatically be reclassified and changed into one
(1) validly issued, fully paid and nonassessable share of Common Stock. Each holder of record of shares of Common Stock to be so reclassified and changed shall at the Effective Date become the record owner of the number of shares of Common Stock as shall result from such reclassification and change. Each such record holder shall be entitled to receive, upon the surrender of the certificate or certificates representing the shares of Common Stock to be so reclassified and changed at the office of the transfer agent of the Corporation in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of shares of Common Stock of which he or she is the record owner after giving effect to the provisions of this Article Fourth. The Corporation shall not issue fractional shares with respect to the reclassification and change, and instead, shall, in lieu of any fractional share of Common Stock which would otherwise result, issue to the holder entitled thereto one (1) whole share of Common Stock, which shares shall be validly issued, fully paid and nonassessable.

     (a) The designations, preferences, privileges and voting powers of the shares of the Common Stock and the Class
B Capital Stock, and the restrictions or qualifications thereof, are as follows:

          (1)  The holders of the Common Stock and the
holders of the Class B Stock shall be entitled to the same rights and privileges, except as hereinafter set forth, and shall share equally, share and share alike, in the distribution of any funds which the Board of Directors may declare or set aside or pay out as dividends and shall share equally, share and share alike, in the distribution of all assets of the Corporation after the payment of its debts or liabilities in the event of any liquidation, dissolution or winding up of the Corporation.

          (2) In any and all matters requiring the vote or consent of the stockholders of the Corporation, each issued and outstanding share of Common Stock shall be entitled to one (1) vote and each issued and outstanding share of Class B Stock shall be entitled to ten (10) votes.

          (3)  In case the Corporation shall at any time
(i) declare a stock dividend upon its Common Stock payable in shares of its Common Stock or (ii) make any distribution upon its Common Stock payable in shares of its Common Stock or (iii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iv) subdivide its outstanding shares of Common Stock into a smaller number of shares, then and in any of such events the Corporation shall make, declare or effect a similar but ratable stock dividend or distribution or subdivision of the shares of Class B Stock but payable in shares of Class B Stock and only on a share for share basis.

          (4)  Any holders of Class B Stock may at any
time convert all or any of the shares of such stock held by him into shares of Common Stock of the Corporation at the rate of (1) share of Common
Stock for (1) share of Class B Stock, without any adjustment for dividends or otherwise, by surrender to the Corporation at any office of the Corporation or at the office of the Transfer Agent thereof for cancellation of the certificate or certificates representing the Class B Stock so to be converted, and, upon such surrender, shall be entitled to receive therefor one or more certificates for the same number of shares of Common Stock the Corporation shall be required to issue on said conversion as hereinabove specified.

     (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors of the Corporation. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends (if any) thereon shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of the Preferred Stock, the designation, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

          (1) the distinctive designation of, and the number of shares of the Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2)  the rate and times at which, and the
terms and conditions upon which, dividends, if any, on shares of the series may be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation, or on any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

          (3)  the right, if any, of the holders of
shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of the Corporation, or of any series of the Preferred Stock or of any other class or classes of stock of the Corporation, and the terms and conditions of such conversion or exchange;

          (4)  whether shares of the series shall be
subject to redemption, and the redemption price or prices and the time or times at which, and the terms and and conditions upon which, shares of the series may be redeemed;

          (5)  the rights, if any, of the holders of
shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

          (6)  the terms of the sinking fund or
redemption or purchase account, if any, to be provided for shares of the series; and

          (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series by itself or together with other series of the Preferred Stock or all series of the Preferred
Stock as a class, (i) to vote more or less than one vote per share on any or all matters voted upon by the shareholders, (ii) to elect one or more
Directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of the Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may fix.

     (c) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Article FOURTH and the consent by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

     (d) Shares of Common Stock, Class B Stock and Preferred Stock (subject to the provisions of paragraph (c) of this Article FOURTH) of the Corporation may be issued by the Corporation, from time to time, for such consideration, wholly or partly, in cash, labor done, personal property, or real property or leases thereof, as may be determined, from time to time, by the Board of Directors, and such determination by the Board of Directors shall be final and conclusive. All shares of Common Stock, Class B Stock and Preferred Stock of the Corporation issued as herein provided shall be deemed fully paid stock and not liable for any further call or assessment thereon, and the holder of such shares shall not be liable for any further payments in respect thereto.

     (e) No holder of any of the shares of stock of the Corporation of any class shall be entitled, as such holder, to purchase or subscribe for any unissued stock of any class or any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the Corporation of any class, or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock or carrying any right to purchase stock may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in exercise of its discretion.

     FIFTH:    The minimum amount of capital stock with
which the Corporation will commence business is One Thousand
Dollars ($1,000).

     SIXTH:    The Corporation is to have a perpetual
existence.

    SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH:   For the management of the business and for
the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

          1.   The number of directors of the
Corporation shall be as specified in the By-laws of the Corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-laws. In no event shall the number of directors be less than three
(3). The election of directors need not be by ballot. Directors need not be stockholders.

          2.   In furtherance and not in limitation of
the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

               (a)  To make, alter, amend, and repeal By-
laws, subject to the power of the stockholders to alter or repeal the By-laws made by the Board of Directors.

               (b)  Subject to the applicable provisions
of the By-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or documents of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

          (c)  Without the assent or vote of the
stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as the Board of Directors, in its sole discretion, may determine and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after acquired-property.

          (d)  To determine whether any, and, if
any, what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profit or such net assets in excess of capital.

          (e)  To fix from time to time the amount
of profits of the Corporation to be reserved as working capital or for other lawful purposes.

          (f)  to establish bonus, profit-sharing or
other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

      In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the By-laws of the Corporation.

     3.   Any director or any officer elected or
appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

     4. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

          Any contract, transaction or act of the
Corporation, or of the Directors which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by the Certificate of Incorporation of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

          5. Subject to any limitation in the Bylaws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor.

            6.   If the By-laws so provide, the
stockholders and Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of Delaware, outside of said State at such place or places as may from time to time be designated by them.

     NINTH:    Whenever a compromise or arrangement is
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs.

    If a majority in number representing three-fourths in value of the creditor or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     TENTH:    From time to time any of the provisions of
this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

     ELEVENTH: Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, office or employee of the Corporation or of any corporation which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

     TWELFTH: No director of this Corporation shall be liable to this Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper benefit.

     IN WITNESS WHEREOF, the Corporation has caused its

corporate seal to be hereunto affixed and this Restated

Certificate of Incorporation to be signed by Jerome I.

Feldman, its President and Chief Executive Officer, and

attested by Lydia M. DeSantis, its Corporate Secretary, this

5th day of October, 1995.

                         NATIONAL PATENT DEVELOPMENT
                         CORPORATION


                         Jerome I. Feldman
                         President and Chief
                         Executive Officer

ATTEST:


Lydia M. DeSantis
Corporate Secretary